Exhibit 4.59
DESCRIPTION OF SECURITIES
As of December 31, 2022, Realty Income Corporation, a Maryland corporation ("Realty Income," "we," "us," and the "Company"), had six classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) our common stock, $0.01 par value per share ("common stock"); (ii) our 1.125% Notes due 2027 (the "July 2027 notes"); (iii) our 1.875% Notes due 2027 (the "January 2027 notes"); (iv) our 1.625% Notes due 2030 (the "2030 notes"); (v) our 1.750% Notes due 2033 (the "2033 notes"); and (vi) our 2.500% Notes due 2042 (the "2042 notes", together with the July 2027 notes, January 2027 notes, 2030 notes, and 2033 notes, the "notes"). Our common stock and notes are listed on The New York Stock Exchange ("NYSE") under the ticker symbols "O," "O27A," "O27B," "O30," "O33A," and "O42," respectively.
DESCRIPTION OF COMMON STOCK
The following description of some of the terms of the common stock, our charter (as amended or restated from time to time, the “charter”) and our amended and restated bylaws (as further amended or restated from time to time, the “bylaws”), and the Maryland General Corporation Law (the “MGCL”) does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and the bylaws. Copies of our most recent charter and bylaws, and any subsequent amendments thereto, have been filed or incorporated by reference as exhibits to our most recent Annual Report on Form 10-K or a subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by us with the Securities and Exchange Commission (the “SEC”). You may obtain copies of any of those documents by visiting the SEC website at http://www.sec.gov.
General
We have authority to issue 1,300,000,000 shares of our common stock and 69,900,000 shares of preferred stock, $0.01 par value per share ("preferred stock").
Common Stock
Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of any preferred stock we may issue in the future may provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that class or series of preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock.
For information concerning any class or series of our preferred stock that may be outstanding from time to time, see the articles supplementary classifying and designating the shares of such class or series of preferred stock, which have been or will be, as the case may be, filed or incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K or a subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by us with the SEC, and the description of any such class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any amendments and reports filed for the purpose of updating such description, which have been or will be filed by us with the SEC. You may obtain copies of any of these documents by visiting the SEC's website at http://www.sec.gov.
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the board of directors could cause the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or delay or prevent a tender offer or change of control of the Company that might involve a premium price for shares of our common stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our common stock (see "Restrictions on Ownership and Transfers of Stock" below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock). Except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power.
Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) at the time if they choose to do so, and the holders of the remaining shares of our common stock cannot elect any such directors. All of our directors currently serve for a term ending at the next annual meeting of stockholders and when his or her successor is duly elected and qualifies. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term “substantially all” of a corporation’s assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of “substantially all” of our assets has taken place within the meaning of the MGCL provisions described above.
Restrictions on Ownership and Transfers of Stock
To maintain our status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. We refer to this restriction as the “ownership limit.” The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding shares of common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.
Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give written notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of holders of not less than two-thirds of all votes entitled to be cast on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to our charter. We anticipate that any class or series of preferred stock that we issue in the future will be subject to similar restrictions.
Pursuant to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in our charter, or as otherwise permitted by our board of directors, or result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result (rounded up to the nearest whole share) will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.
Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of (1) the price paid by the prohibited transferee or prohibited owner for such shares or (2) the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of (1) the market price (determined as provided in our charter) of such shares as of the date of the event resulting in the transfer or (2) the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.
Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then, per our charter, the transfer of such shares will be void.
In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner, and any dividends or other distributions held by the trustee with respect to such shares will be paid to the beneficiary.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for our common stock or otherwise be in the best interests of stockholders.
As set forth in the U.S. Treasury (the "Treasury") regulations promulgated under the Code, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request, in good faith, in order to determine the effect, if any, of such common stockholder’s actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.
The transfer restrictions and limitations described above could delay or prevent a tender offer or change in control of the Company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change in control were in our stockholders’ best interests or involved a premium price for our stock, which could adversely affect the market price of our common stock or any class or series of our preferred stock.
Election and Removal of Directors
Our charter and bylaws provide that our board of directors may establish the number of directors of the Company as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15.
Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting following his or her election and until his or her successor is duly elected and qualifies.
Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by the affirmative vote of a plurality of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.
Under the MGCL and our bylaws, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.
Amendment to Charter and Bylaws
Except as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors generally has the power to amend our bylaws; provided, that, amendments to certain provisions in our bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, our investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of our bylaws must be approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Additionally, stockholders may alter or repeal any provision of our bylaws and adopt new bylaw provisions with the approval by a majority of all votes entitled to be cast on the matter.

Maryland Business Combination Act
Under the MGCL, certain “business combinations” (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change of control of our Company that might involve a premium price for our common stock or any class or series of our preferred stock, or otherwise be in the best interests of our stockholders.
Maryland Control Share Acquisition Act
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.
As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:
•a classified board;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of the board of directors;
•a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and
•a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
We have not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.
Special Meetings of Stockholders
Pursuant to our bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Proxy Access
Our bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of our outstanding shares of common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.
Advance Notice of Director Nomination and New Business
Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record as of the record date set by the board for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and who has complied with the advance notice procedures and, if applicable, the proxy access provisions, of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Pacific Time, on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year’s annual meeting.
Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws or (3) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the board for the special meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Pacific Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
Effect of Certain Provisions of Maryland Law and our Charter and Bylaws
Our charter contains restrictions on ownership and transfer of our stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person or entity from acquiring actual or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. See "Restrictions on Ownership and Transfers of Stock". These restrictions could delay or prevent a tender offer or change in control of our Company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.
Our charter authorizes our board of directors to issue preferred stock of the Company, including convertible preferred stock, without stockholder approval. The board of directors may establish the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of preferred stock we may issue, which may include voting rights and rights to convert such preferred stock into common stock. The issuance of preferred stock could delay or prevent a tender offer or change in control of the Company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “Special Meetings of Stockholders” and “Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of the Company or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.
Indemnification of Officers and Directors.
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:
•actual receipt of an improper benefit or profit in money, property or services, or
•active and deliberate dishonesty established by a final judgment as being material to the cause of action.
Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.
Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or any individual who, while serving as one of our directors or officers and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or our predecessor.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
Transfer Agent
The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.
DESCRIPTION OF NOTES
The following description of each of the series of the notes and the indenture dated as of October 28, 1998 (the “Indenture”) between Realty Income and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York), as trustee (the “Trustee”) pursuant to which the notes were issued is a summary and is not complete. These statements are qualified in their entirety by reference to the provisions of each respective series of the notes, the officers’ certificate establishing the form and terms of each respective series of the notes and the Indenture, including the definitions in the notes of each series and Indenture of certain terms, and which have been filed as exhibits to our most recent Annual Report on Form 10-K. The terms of the notes include those provisions contained in the Indenture and the officers’ certificates establishing the form and terms of each respective series of the notes (each, an “Officers’ Certificate”) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the Indenture, such officers' certificates and the TIA for a statement of those terms. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company,” “Realty Income,” “our,” “we,” and “us” appearing under this caption “Description of Notes” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries. Unless otherwise expressly stated or the context otherwise requires, references to “debt securities” under this caption “Description of Notes” include the notes, each of which are a separate series of our debt securities issued under the Indenture. Other capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the Indenture. Copies of the Indenture, the Officers’ Certificates and the form of notes have been filed or incorporated by reference as exhibits to our most recent Annual Report on Form 10-K or a subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by us with the SEC. You may obtain copies of any of those documents by visiting the SEC website at http://www.sec.gov.
General
We are permitted by the Indenture to issue our debt securities thereunder from time to time in one or more series. On October 1, 2020, we issued £400.0 million aggregate principal amount of the 2030 notes as a new, separate series of our debt securities under the Indenture. On July 8, 2021, we issued £400.0 million aggregate principal amount of the July 2027 notes and £350.0 million aggregate principal amount of the 2033 notes, each as a new, separate series of our debt securities under the Indenture. On January 11, 2022, we issued £250.0 million aggregate principal amount of the January 2027 notes and £250.0 million aggregate principal amount of the 2042 notes, each as new, separate series of our debt securities under the Indenture. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may from time to time issue debt securities in one or more series up to the aggregate amount authorized by us for each series. We may, without the consent of the holders of the notes, re-open this series of notes and issue additional notes of this series under the Indenture in addition to the notes previously issued, and any such additional notes shall be part of the same series of debt securities under the Indenture as this series of notes.

The notes have been issued in fully registered form, without interest coupons, in denominations of £100,000 and integral multiples of £1,000 in excess thereof. The notes are denominated in GBP (as defined below). The principal of, and premium, if any, and interest on, and Additional Amounts (as defined below), if any, in respect of, the notes are payable in GBP, except under the circumstances described below under “-Issuance in GBP” and “-Discharge, Defeasance and Covenant Defeasance of the Notes.” The notes are evidenced by one or more global notes (collectively, the “Global Note”) in book-entry form, except under the limited circumstances described below under “-Certificated Notes.” The Global Note is registered in the name of a nominee of, and deposited with or on behalf of, a common depositary (the “common depositary”) for Euroclear Bank SA/NV (“Euroclear”, which term includes any successor securities clearing agency thereto) and Clearstream Banking S.A. (“Clearstream”, which term includes any successor securities clearing agency thereto). Except in the limited circumstances described below under “-Certificated Notes”, owners of beneficial interests in the Global Note are not entitled to have notes registered in their names and do not receive and are not entitled to receive notes in definitive certificated form.
For purposes of the notes, unless otherwise expressly stated under this caption “Description of Notes,” (i) a “Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York or in London, England are authorized or required by law, regulation or executive order to close, (ii) “sterling,” “£” and “GBP” mean the lawful currency of the United Kingdom and (iii) “U.S. dollars,” “USD” and “$” mean United States dollars.
Reference is made to the section titled “-Certain Covenants” below for a description of certain covenants applicable to the notes of each series. Compliance with these covenants generally may be waived, insofar as concerns the notes of each series, if the holders of a majority in principal amount of the outstanding notes of each series consent to such waiver.
Except to the limited extent described under “-Merger, Consolidation or Sale of Assets” or “-Certain Covenants” below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving Realty Income, (2) a change of control or management of Realty Income, or (3) a reorganization, restructuring, merger or similar transaction involving Realty Income that may adversely affect the holders of the notes. In addition, subject to compliance with the covenants set forth under “-Certain Covenants” below and, if applicable, covenants in other debt instruments and the covenant set forth under “-Merger, Consolidation or Sale of Assets” below, Realty Income may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of Realty Income with another entity that could substantially increase the amount of Realty Income’s indebtedness or substantially reduce Realty Income’s assets, which may have an adverse effect on Realty Income’s ability to service its indebtedness, including the notes.
Paying Agent and Transfer Agent
The Bank of New York Mellon, London Branch, acts as the paying agent for the notes of each series. The Bank of New York Mellon Trust Company, N.A. acts as the trustee and the transfer agent for the notes of each series. We may change any paying agent or transfer agent and appoint additional paying agents and transfer agents with respect to the notes of either series, so long as we at all times maintain a paying agent for the notes of such series in London, England and a transfer agent for the notes of such series in Chicago, Illinois.
Issuance in GBP
Investors that purchased the notes were required to pay for those notes in GBP.
Except as described in the next paragraph and in the proviso to this sentence, all payments of principal of, and premium, if any, and interest on, and Additional Amounts, if any, in respect of, the notes must be made in GBP; provided that if GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes of each series will be made in U.S. dollars until GBP is again available to us. In such circumstances, the amount payable on any date in GBP will be converted into U.S. dollars at the rate mandated by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto) as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the U.S. Federal Reserve System (or any successor thereto) has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/GBP exchange rate published in The Wall Street Journal (or any successor thereto) on or prior to the second Business Day, prior to the relevant payment date. Any payment in respect of the notes of each series so made in U.S. dollars under such circumstances will not constitute an event of default (as defined; see “-Events of Default” below) with respect to the notes of each series under the Indenture. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

See “-Discharge, Defeasance and Covenant Defeasance of the Notes” below for a discussion of certain other circumstances (which would apply only after we effected defeasance or covenant defeasance of the notes of the applicable series) under which the notes of such series could be payable in a currency other than GBP.
Ranking
The notes are our senior unsecured obligations and rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes are our obligations exclusively, however, and are not the obligations of, and are not guaranteed by, any of our subsidiaries, nor are any of our subsidiaries required to provide funds to us, whether by dividend, loan or otherwise, to make payments on the notes. The notes are therefore effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries from time to time outstanding, including any guarantees of our indebtedness by any of our subsidiaries, and are also subordinated in right of payment to all existing and future secured indebtedness of us and our subsidiaries to the extent of the value of the collateral pledged as security therefor. Our revolving credit facility, term loan facility and privately placed Sterling notes include other provisions that, under specified circumstances, may in the future require subsidiaries of ours to guarantee those facilities and privately placed Sterling notes, and we may voluntarily cause any of our subsidiaries to become a guarantor under our revolving credit facility, term loan facility, privately placed Sterling notes or any other indebtedness of ours to the extent we consider appropriate to remain in compliance with certain covenants thereunder or for any other reasons. Although the Indenture and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.
Interest and Maturity
July 2027 Notes
The July 2027 notes mature on July 13, 2027. The July 2027 notes are not entitled to the benefit of any sinking fund payments. The July 2027 notes are subject to redemption at Realty Income’s option and are not subject to repayment or repurchase by Realty Income at the option of the holders of the July 2027 notes. See “-Optional Redemption” and “-Redemption for Changes in Taxes” below. As used in this subsection, “holder” means the person in whose name a July 2027 note is registered in the security register maintained by the registrar for the July 2027 notes.
The July 2027 notes bear interest at the rate of 1.125% per annum, accruing from July 13, 2021 or from the most recent July 2027 notes interest payment date (as defined below) to which interest has been paid on the July 2027 notes, payable annually in arrears on July 13 of each year (each, a “July 2027 notes interest payment date”), commencing July 13, 2022, to the persons in whose names the July 2027 notes are registered in the security register applicable to the July 2027 notes at the close of business on (i) in the case of July 2027 notes represented by the Global Note, on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the applicable July 2027 notes interest payment date and (ii) in all other cases, the 15th day prior to the applicable July 2027 notes interest payment date (each, a “July 2027 notes regular record date”). Interest on the July 2027 notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the July 2027 notes (or from and including July 13, 2021 if no interest has been paid on the July 2027 notes) to but excluding the next scheduled July 2027 notes interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any July 2027 notes interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, or premium, if any, or interest on, or Additional Amounts, if any, in respect of, a July 2027 note becomes due and payable falls on a day that is not a Business Day, the required payment may be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such July 2027 notes interest payment date, maturity date, redemption date or other date, as the case may be.
January 2027 Notes
The January 2027 notes mature on January 14, 2027. The January 2027 notes are not entitled to the benefit of any sinking fund payments. The January 2027 notes are subject to redemption at Realty Income’s option and are not subject to repayment or repurchase by Realty Income at the option of the holders of the January 2027 notes. See “-Optional Redemption” and “-Redemption for Changes in Taxes” below. As used in this subsection,

“holder” means the person in whose name a January 2027 note is registered in the security register maintained by the registrar for the January 2027 notes.
The January 2027 notes bear interest at the rate of 1.875% per annum, accruing from January 14, 2022 or from the most recent January 2027 notes interest payment date (as defined below) to which interest has been paid on the January 2027 notes, payable annually in arrears on January 14 of each year (each, a “January 2027 notes interest payment date”), commencing January 14, 2023, to the persons in whose names the January 2027 notes are registered in the security register applicable to the January 2027 notes at the close of business on (i) in the case of January 2027 notes represented by the Global Note, on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the applicable January 2027 notes interest payment date and (ii) in all other cases, the 15th day prior to the applicable January 2027 notes interest payment date (each, a “January 2027 notes regular record date”). Interest on the January 2027 notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the January 2027 notes (or from and including January 14, 2022 if no interest has been paid on the January 2027 notes) to but excluding the next scheduled January 2027 notes interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any January 2027 notes interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, or premium, if any, or interest on, or Additional Amounts, if any, in respect of, a January 2027 note becomes due and payable falls on a day that is not a Business Day, the required payment may be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such January 2027 notes interest payment date, maturity date, redemption date or other date, as the case may be.
2030 Notes
The 2030 notes mature on December 15, 2030. The 2030 notes are not entitled to the benefit of any sinking fund payments. The 2030 notes are subject to redemption at Realty Income’s option and are not subject to repayment or repurchase by Realty Income at the option of the holders of the 2030 notes. See “-Optional Redemption” and “-Redemption for Changes in Taxes” below. As used in this subsection, “holder” means the person in whose name a 2030 note is registered in the security register maintained by the registrar for the 2030 notes.
The 2030 notes bear interest at the rate of 1.625% per annum, accruing from October 1, 2020 or from the most recent 2030 notes interest payment date (as defined below) to which interest has been paid on the 2030 notes, payable annually in arrears on December 15 of each year (each, a “2030 notes interest payment date”), commencing December 15, 2020, to the persons in whose names the 2030 notes are registered in the security register applicable to the 2030 notes at the close of business on (i) in the case of 2030 notes represented by the Global Note, on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the applicable 2030 notes interest payment date and (ii) in all other cases, the 15th day prior to the applicable 2030 notes interest payment date (each, a “2030 notes regular record date”). Interest on the 2030 notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2030 notes (or from and including October 1, 2020 if no interest has been paid on the 2030 notes) to but excluding the next scheduled 2030 notes interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any 2030 notes interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, or premium, if any, or interest on, or Additional Amounts, if any, in respect of, a 2030 note becomes due and payable falls on a day that is not a Business Day, the required payment may be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such 2030 notes interest payment date, maturity date, redemption date or other date, as the case may be.
2033 Notes
The 2033 notes mature on July 13, 2033. The 2033 notes are not entitled to the benefit of any sinking fund payments. The 2033 notes are subject to redemption at Realty Income’s option and are not subject to repayment or repurchase by Realty Income at the option of the holders of the 2033 notes. See “-Optional Redemption” and “-

Redemption for Changes in Taxes” below. As used in this subsection, “holder” means the person in whose name a 2033 note is registered in the security register maintained by the registrar for the 2033 notes.
The 2033 notes bear interest at the rate of 1.750% per annum, accruing from July 13, 2021 or from the most recent 2033 notes interest payment date (as defined below) to which interest has been paid on the 2033 notes, payable annually in arrears on July 13 of each year (each, a “2033 notes interest payment date”), commencing July 13, 2022, to the persons in whose names the 2033 notes are registered in the security register applicable to the 2033 notes at the close of business on (i) in the case of 2033 notes represented by the Global Note, on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the applicable 2033 notes interest payment date and (ii) in all other cases, the 15th day prior to the applicable 2033 notes interest payment date (each, a “2033 notes regular record date”). Interest on the 2033 notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2033 notes (or from and including July 13, 2021 if no interest has been paid on the 2033 notes) to but excluding the next scheduled 2033 notes interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any 2033 notes interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, or premium, if any, or interest on, or Additional Amounts, if any, in respect of, a 2033 note becomes due and payable falls on a day that is not a Business Day, the required payment may be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such 2033 notes interest payment date, maturity date, redemption date or other date, as the case may be.
2042 Notes
The 2042 notes mature on January 14, 2042. The 2042 notes are not entitled to the benefit of any sinking fund payments. The 2042 notes are subject to redemption at Realty Income’s option and are not subject to repayment or repurchase by Realty Income at the option of the holders of the 2042 notes. See “-Optional Redemption” and “-Redemption for Changes in Taxes” below. As used in this subsection, “holder” means the person in whose name a 2042 note is registered in the security register maintained by the registrar for the 2042 notes.
The 2042 notes bear interest at the rate of 2.500% per annum, accruing from January 14, 2022 or from the most recent 2042 notes interest payment date (as defined below) to which interest has been paid on the 2042 notes, payable annually in arrears on January 14 of each year (each, a “2042 notes interest payment date”), commencing January 14, 2023, to the persons in whose names the 2042 notes are registered in the security register applicable to the 2042 notes at the close of business on (i) in the case of 2042 notes represented by the Global Note, on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the applicable 2042 notes interest payment date and (ii) in all other cases, the 15th day prior to the applicable 2042 notes interest payment date (each, a “2042 notes regular record date” and together with the July 2027 notes regular record date, the January 2027 notes regular record date, the 2030 notes regular record date and the 2033 notes regular record date, the “regular record dates”). Interest on the 2042 notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2042 notes (or from and including January 14, 2022 if no interest has been paid on the 2042 notes) to but excluding the next scheduled 2042 notes interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any 2042 notes interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, or premium, if any, or interest on, or Additional Amounts, if any, in respect of, a 2042 note becomes due and payable falls on a day that is not a Business Day, the required payment may be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such 2042 notes interest payment date, maturity date, redemption date or other date, as the case may be.
Certain Covenants
The following covenants of Realty Income apply to the notes for the benefit of the holders of the notes:
Existence. Except as permitted under the heading below entitled “-Merger, Consolidation or Sale of Assets,” pursuant to the terms of the notes and the Indenture, Realty Income is required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that Realty Income shall not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.
Maintenance of Properties. Pursuant to the terms of the notes and the Indenture, Realty Income is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require Realty Income to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in its judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that Realty Income and its Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.
Insurance. Pursuant to the terms of the notes and the Indenture, Realty Income is required to, and to cause each of its Subsidiaries to, keep in force upon all of its and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims. Pursuant to the terms of the notes and the Indenture, Realty Income is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on Realty Income or any of its Subsidiaries or upon the income, profits or property of Realty Income or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon its property or the property of any Subsidiary; provided, however, that Realty Income is not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which Realty Income is contesting in good faith through appropriate proceedings.
Provisions of Financial Information. Whether or not Realty Income is subject to Section 13 or 15(d) of the Exchange Act, pursuant to the terms of the notes and the Indenture, Realty Income is required, within 15 days after each of the respective dates by which Realty Income would have been required to file annual reports, quarterly reports and other documents with the SEC if Realty Income was subject to those Sections of the Exchange Act to:
•transmit by mail to all holders of the notes, as their names and addresses appear in the register for the notes, without cost to the holders, copies of the annual reports, quarterly reports and other documents that Realty Income would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Realty Income was subject to those Sections;
•file with the Trustee copies of the annual reports, quarterly reports and other documents that Realty Income would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Realty Income was subject to those Sections; and
•supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the notes.
For purposes of the foregoing covenants, the term “Subsidiary” means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by Realty Income or one or more of its Subsidiaries or a combination thereof.
Limitation on Incurrence of Total Debt. Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (1) Realty Income’s Total Assets as of the end of the latest fiscal quarter covered in Realty Income’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “SEC”) (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (2) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of such additional Debt (such increase together with Realty Income’s Total Assets are referred to as the “Adjusted Total Assets”).
Limitation on Incurrence of Secured Debt. Realty Income will not, and will not permit any Subsidiary to, incur any Secured Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Realty Income’s Adjusted Total Assets.
Debt Service Coverage. Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) such Debt and any other Debt incurred by Realty Income or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any other Debt of Realty Income or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) in the case of any acquisition or disposition by Realty Income or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.
Maintenance of Total Unencumbered Assets. Realty Income will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Realty Income and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.
As used herein:
“Annual Debt Service Charge” as of any date means the amount which is expensed in any 12-month period for interest on Debt of Realty Income and its Subsidiaries.
“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during such period for (1) Consolidated Interest Expense, (2) provisions for taxes of Realty Income and its Subsidiaries based on income, (3) amortization (other than amortization of debt discount) and depreciation, (4) provisions for losses from sales or joint ventures, (5) provisions for impairment losses, (6) increases in deferred taxes and other non-cash charges, (7) charges resulting from a change in accounting principles, and (8) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.
“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on finance leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for Realty Income and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of Realty Income and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Debt” means any indebtedness of Realty Income or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by Realty Income or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (4) any lease of property by Realty Income or any Subsidiary as lessee that is reflected on Realty Income’s consolidated balance sheet as a finance lease or as indebtedness in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on Realty Income’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of Realty Income or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Realty Income or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by Realty Income or any Subsidiary whenever Realty Income or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
“Executive Group” means, collectively, those individuals holding the offices of Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, or any Vice President of Realty Income.
“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.
“Intercompany Debt” means indebtedness owed by Realty Income or any Subsidiary solely to Realty Income or any Subsidiary.
“Secured Debt” means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, finance lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.
“Subsidiary” means (except as expressly provided above) (1) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by Realty Income, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except for directors’ qualifying shares) are at the time directly or indirectly owned by Realty Income, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s), or such individuals’ successors in office as an officer of Realty Income), and (2) any other entity the accounts of which are consolidated with the accounts of Realty Income. This definition of "Subsidiary" shall also be applicable with respect to the usage of such term in the provisions described under the caption "-Merger, Consolidation or Sale of Assets."
“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of Realty Income and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).
“Total Unencumbered Assets” as of any date means Total Assets minus the value of any properties of Realty Income and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered, determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under “-Maintenance of Total Unencumbered Assets,” all investments in any person that is not consolidated with Realty Income for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investment would otherwise have been included. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.

“Undepreciated Real Estate Assets” as of any date means the amount of real estate assets of Realty Income and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means Debt of Realty Income or any Subsidiary that is not Secured Debt.
Optional Redemption
July 2027 Notes
Prior to May 13, 2027 (the “July 2027 Par Call Date”), the July 2027 notes are redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:
(a) 100% of the principal amount of the July 2027 notes to be redeemed, and
(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the July 2027 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the July 2027 notes matured and that accrued and unpaid interest on the July 2027 notes was payable on the July 2027 Par Call Date, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the July 2027 notes being redeemed to such redemption date.
January 2027 Notes
Prior to October 14, 2026 (the “January 2027 Par Call Date”), the January 2027 notes are redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:
(a) 100% of the principal amount of the January 2027 notes to be redeemed, and
(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the January 2027 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the January 2027 notes matured and that accrued and unpaid interest on the January 2027 notes was payable on the January 2027 Par Call Date, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the January 2027 notes being redeemed to such redemption date.
2030 Notes
Prior to September 15, 2030 (the “2030 Par Call Date”), the 2030 notes are redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:
(a) 100% of the principal amount of the 2030 notes to be redeemed, and
(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2030 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the 2030 notes matured and that accrued and unpaid interest on the 2030 notes was payable on the 2030 Par Call Date, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 25 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2030 notes being redeemed to such redemption date.
2033 Notes
Prior to April 13, 2033 (the “2033 Par Call Date”), the 2033 notes are redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:
(a) 100% of the principal amount of the 2033 notes to be redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2033 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the 2033 notes matured and that accrued and unpaid interest on the 2033 notes was payable on the 2033 Par Call Date, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 20 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2033 notes being redeemed to such redemption date.
2042 Notes
Prior to July 14, 2041 (the “2042 Par Call Date”, together with the July 2027 Par Call Date, the January 2027 Par Call Date, the 2030 Par Call Date, the 2033 Par Call Date, and the 2042 Par Call Date, the "Par Call Date"), the 2042 notes are redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:
(a) 100% of the principal amount of the 2042 notes to be redeemed, and
(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2042 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the 2042 notes matured and that accrued and unpaid interest on the 2042 notes was payable on the 2042 Par Call Date, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 20 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2042 notes being redeemed to such redemption date.
On and after the applicable Par Call Date, the notes of such series are redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to 100% of the principal amount of the notes of the applicable series to be redeemed, plus accrued and unpaid interest on the principal amount of the notes of such series being redeemed to the applicable redemption date.
Notwithstanding the foregoing, installments of interest on notes of each series that are due and payable on an interest payment date for the notes of such series falling on or prior to a redemption date for the notes of such series will be payable to the persons who were the Holders of the notes of such series (or one or more predecessor notes of such series) registered as such at the close of business on the relevant regular record date for the notes of such series according to their terms and the provisions of the Indenture.
“Comparable Government Bond Rate” means, with respect to any redemption date for the notes of any series, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes of such series to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by Realty Income.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by Realty Income, a United Kingdom government bond whose maturity is closest to the applicable Par Call Date or, if such independent investment bank in its discretion determines that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of the three brokers of, and/or market makers in, United Kingdom government bonds selected by Realty Income, determine to be appropriate for determining the Comparable Government Bond Rate.
Notice of any such redemption of the notes of any series shall be given to the Holders of the notes of such series called for redemption, and, if less than all the outstanding notes of any series are to be redeemed, the notes of such series to be redeemed shall be selected, as described below under “-Notice of Redemption.”
Unless Realty Income defaults in payment of the redemption price for the notes of any series, on and after any redemption date for the notes of such series interest will cease to accrue on the notes of such series or portions thereof called for redemption.

Redemption for Changes in Taxes
If (1)(a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of the United States (as defined below) or any political subdivision or taxing authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), or any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment becomes effective on or after the issuance dates of each series of notes, as applicable, Realty Income becomes or will become obligated to pay any Additional Amounts (as defined under “-Payment of Additional Amounts” below) in respect of the notes of any series or (b) any act is taken by a Relevant Taxing Jurisdiction on or after the issuance dates of each series of notes, as applicable, whether or not such act is taken with respect to Realty Income or any affiliate of Realty Income, that results in a substantial probability that Realty Income will or may be required to pay any Additional Amounts in respect of the notes of any series, and (2) Realty Income determines, in its business judgment, that the obligation to pay Additional Amounts in respect of the notes of such series cannot be avoided by taking reasonable measures available to it, including by making payments through a different paying agent (provided that such reasonable measures do not include substitution of another entity as the obligor under the notes of such series), then Realty Income may, at its option, redeem the notes of such series, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes of such series, plus accrued and unpaid interest on the notes of such series to the applicable redemption date. Notwithstanding the forgoing provisions of this paragraph, installments of interest on notes of any series that are due and payable on an interest payment date for the notes of such series falling on or prior to a redemption date for the notes of such series will be payable to the persons who were the Holders of the notes of such series (or one or more predecessor notes of such series) registered as such at the close of business on the relevant regular record date for the notes of such series according to their terms and the provisions of the Indenture. No redemption of the notes of any series pursuant to this paragraph may be made unless Realty Income has received a written opinion of independent counsel to the effect that, as a result of such change or amendment Realty Income has become or will become obligated to pay, or that such act taken by a Relevant Taxing Jurisdiction has resulted in a substantial probability that Realty Income will or may be required to pay, any Additional Amounts in respect of the notes of such series, and Realty Income shall have delivered to the Trustee such legal opinion together with an officers’ certificates stating that, based on such opinion, Realty Income is entitled to redeem the notes of such series pursuant to the provisions described in this paragraph and the other provisions of the notes of such series and the Indenture.
The Trustee shall be entitled to rely on such officers’ certificates and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the notes of the applicable series.
Notice of any such redemption will be given to the Holders of the notes of the applicable series as described below under “-Notice of Redemption.”
Unless Realty Income defaults in payment of the redemption price for the notes of any series, on and after the redemption date for the notes of such series interest will cease to accrue on the notes of such series called for redemption.
As used in under this caption “-Redemption for Changes In Taxes” and under the caption “-Payment of Additional Amounts” below the term “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
Notice of Redemption
Notice of any redemption of the notes of any series by Realty Income will be transmitted at least 15 days but not more than 60 days before the applicable redemption date to each Holder of notes of such series to be redeemed. If less than all of the outstanding notes of any series (including, without limitation, any outstanding notes of such series issued upon a re-opening of such series) are to be redeemed, the notes of such series to be redeemed shall be selected, so long as the notes of such series are in book-entry form, in accordance with the applicable procedures of Clearstream, Euroclear or the common depositary, as applicable, or if the notes of such series are issued in definitive certificated form under the limited circumstances described below under “-Certificated Notes,” by such method as the Trustee shall deem fair and appropriate; provided that no note of such series shall be redeemed in part unless the remaining principal amount of such note is £100,000 or an integral multiple of £1,000 in excess thereof.

Payment of Additional Amounts
All payments of principal of and premium, if any, and interest on the notes of each series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, assessment or other governmental charge of whatsoever nature (collectively, “Taxes”) imposed by any Relevant Taxing Jurisdiction, unless the withholding or deduction of such Taxes is required by law or the official interpretation or administration thereof.
In the event that any withholding or deduction from or on any payments on or in respect of the notes of any series for or on account of any Taxes is required by a Relevant Taxing Jurisdiction, Realty Income will, subject to the exceptions and limitations set forth below, pay, as additional interest on the notes of such series, such additional amounts (“Additional Amounts”) as will result in receipt by each holder of a note of such series that is not a United States Person (as defined below) of such amounts (after all such withholding or deduction, including from or on any Additional Amounts) as would have been received by such holder had no such withholding or deduction been required. Realty Income will not be required, however, to make any payment of Additional Amounts in respect of the notes of any series for or on account of:
(1) any Taxes that are imposed or withheld by reason of a holder of the notes of such series (or the beneficial owner for whose benefit such holder holds such note) (or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder) being considered as:
a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;
(c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;
(d) being or having been a “10 percent shareholder” of Realty Income within the meaning of section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision;
(e) being a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code or any successor provision; or
(f) being or having been a bank receiving interest described in section 881(c)(3)(A) of the Code or any successor provision;
(2) any holder that is not the sole beneficial owner of the note of such series, or a portion thereof, or that is a fiduciary, limited liability company or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(3) any Taxes that are imposed or withheld by reason of the failure to (a) comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of the holder or beneficial owner of such note of such series, if compliance is required by statute or by regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes (including the submission, if applicable, of a United States Internal Revenue Service (“IRS”) Form W-8 (with any required attachments)) or (b) comply with any information gathering and reporting requirements or to take any similar action (including entering into any agreement with the IRS), in each case, that are required to obtain the maximum available exemption from withholding by a Relevant Taxing Jurisdiction that is available to payments received by or on behalf of the holder or beneficial owner;
(4) any Taxes that are imposed otherwise than by withholding from the payment;

(5) any Taxes that are imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(6) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;
(7) any Taxes required to be withheld by any paying agent from any payment of principal of, or premium, if any, or interest on, any note of such series, if such payment can be made without such withholding by any other paying agent;
(8) any Taxes that are imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such notes of such series for payment on a date more than 30 days after the date on which such payment became due and payable, except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the notes been presented for payment on any date during such 30-day period;
(9) any backup withholding or any Taxes imposed under Sections 1471 through 1474 of the Code (or any successor provisions thereto), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any successor provision thereto), or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code (or any successor thereto); or
(10) any combination of any items (1) through (9).
The notes of each series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading “-Payment of Additional Amounts,” Realty Income shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein on any payment of principal of, premium, if any, or interest on, or Additional Amounts in respect of, the notes of any series.
If Realty Income becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes of any series, Realty Income will deliver to the Trustee and each paying agent for the notes of such series on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case Realty Income shall notify the Trustee and each paying agent promptly after Realty Income becomes aware that such obligation has arisen) an officers’ certificates stating the fact that Additional Amounts will be payable and the amount to be so payable. The officers’ certificates must also set forth any other information reasonably necessary to enable the paying agents to pay such Additional Amounts to Holders on the relevant payment date. The Trustee and each paying agent shall be entitled to rely solely on such officers’ certificates as conclusive proof that such payments are necessary.
As used under this caption “-Payment of Additional Amounts,” the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States Person under any applicable U.S. Treasury Regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust or one or more United States fiduciaries have the authority to control all substantial decisions of the trust; and the term “United States” shall have the meaning set forth above under “-Redemption for Changes in Taxes.”
Whenever there is mentioned, in any context (except as otherwise provided in the proviso to this sentence), under this caption “Description of Notes,” the payment of principal of, or premium, if any, or interest on, or in respect of, any note of any series, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the notes of such series or the Indenture, and express mention of the payment of Additional Amounts anywhere under such captions shall not be construed as excluding Additional Amounts elsewhere under such captions where such express mention is not made; provided that, notwithstanding the foregoing and also notwithstanding anything in the Indenture to the contrary, the references to “principal” and “premium” appearing in clause (2) of the first paragraph under the caption “-Events of Default, Notice and Waiver” below shall not include any Additional Amounts that may be payable in respect of the principal of or premium, if any, on the notes of any series. Because, as described above, all Additional Amounts, if any, payable in respect of the notes of any series will be treated as additional interest on the notes of such series, the proviso to the foregoing sentence means that, for purposes of determining whether an event of default has occurred with respect to the notes of such series, any failure by us to pay any Additional Amounts that are payable in respect of the notes of such series when due will be entitled to the same 30 day grace period to which a failure to pay interest on the notes of such series when due would be entitled as described in clause (1) of the first paragraph under the caption “-Events of Default, Notice and Waiver” below. As a result, any failure by us to pay Additional Amounts in respect of the notes of any series (including, without limitation, Additional Amounts payable in respect of principal of or premium, if any, on the notes of such series) when due will not be an event of default with respect to the notes of such series under the Indenture unless that default continues for 30 days.
Notwithstanding any discharge, defeasance or covenant defeasance of the notes of any series or the Indenture as described under “-Discharge, Defeasance and Covenant Defeasance” below, the provisions described under this caption “-Payment of Additional Amounts” shall survive any such discharge, defeasance or covenant defeasance, as the case may be, and remain in full force and effect and shall also survive any transfer by a Holder or beneficial owner of its notes of such series or its beneficial interest in the Global Note of such series.
Discharge, Defeasance and Covenant Defeasance
Upon our request the Indenture shall cease to be of further effect with respect to the notes of any series (except as to certain limited provisions of the Indenture which shall survive) when either (a) all of the notes of such series have been delivered to the trustee for cancellation or (b) all of the notes of such series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the notes of such series are payable an amount sufficient to pay the entire indebtedness on the notes of such series in respect of principal (and premium, if any) and interest to the date of the deposit (if the notes have become due and payable) or to the stated maturity or redemption date, as the case may be.
The Indenture provides that we may elect either to:
•defease and be discharged from any and all obligations with respect to the notes (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of the notes and the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold money for payment in trust) (“defeasance”); or
•be released from our obligations with respect to certain covenants applicable to the notes under the Indenture (including, subject to a limited exception, with respect to Realty Income's obligation to preserve and keep in full force and effect its corporate existence, the covenants described under “-Certain Covenants”), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the notes (“covenant defeasance”), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the notes that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the notes, and any mandatory sinking fund or analogous payments on the notes, on the scheduled due dates.
A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of defeasance, the holders of the notes will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.
“Government Obligations” means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the notes are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the notes are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.
If, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to the notes:
•the holder of any note is entitled to, and does, elect pursuant to the Indenture or the terms of the note to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that note, or
•a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, then the indebtedness represented by that note will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that note as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of that note into the currency, currency unit or composite currency in which that note becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate in effect on the second business day prior to each payment date. “Conversion Event” means the cessation of use of:
•a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or
•any currency unit or composite currency for the purposes for which it was established.
In the event we effect a covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to the notes as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.
Notwithstanding the foregoing, our obligation to pay Additional Amounts on the notes pursuant to the provisions described above under “-Payment of Additional Amounts” shall survive any such discharge, defeasance or covenant defeasance and remain in full force and effect. In addition, covenant defeasance will be applicable, insofar as concerns the notes, with respect to the covenants described under “-Certain Covenants” (except the covenant requiring Realty Income to preserve and keep in full force and effect its corporate existence).
Events of Default, Notice and Waiver
The following events are “events of default” pursuant to the terms of the notes and the Indenture:
(1) default for 30 days in the payment of any installment of interest on any of the notes;
(2) default in the payment of the principal of (or premium, if any, on) any of the notes when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of any of the notes;
(4) default in the performance of any of our other covenants contained in the Indenture or in the notes (other than any covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than the notes), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the notes;
(5) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled; or
(6) certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries.
The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.
If an event of default with respect to the notes of any series occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the notes of such series may declare the principal amount of all the notes to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority of the principal amount of the outstanding notes, as applicable, may rescind and annul the declaration and its consequences if:
•we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the notes (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and
•all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to the notes, have been cured or waived as provided in the indenture.
The holders of not less than a majority in principal amount of the outstanding notes of such series may waive any past default with respect to the notes of such series and its consequences, except:
•a default in the payment of the principal of (or premium, if any) or interest on any of the notes; or
•a default in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected by the default.
The Trustee must give notice of a default under the Indenture to the holders of the notes within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the Trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of (or premium, if any) or interest on any of the notes or in the payment of any sinking fund installment in respect of any of the notes) if specified Responsible Officers of the Trustee consider a withholding to be in those holders’ interest.
No holders of the notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the Trustee during the 60-day period by holders of a majority in principal amount of the outstanding notes. This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those notes at the respective due dates thereof.
Subject to provisions in the TIA relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the notes, unless those holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee; provided that the direction shall not conflict with any rule of law or the Indenture, and provided further that the Trustee may refuse to follow any direction that may involve the Trustee in personal liability or that may be unduly prejudicial to the holders of the notes not joining in the direction to the Trustee.
Within 120 days after the close of each fiscal year, we are required to deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.
As described above under “-Payments of Additional Amounts,” because all Additional Amounts, if any, payable in respect to the notes of any series will be treated as additional interest on the notes of such series, any failure by us to pay Additional Amounts in respect to the notes of such series when due will be entitled to the same 30 day grace period to which a failure to pay interest on the notes of such series when due would be entitled as described in clause (1) of the first paragraph under this caption “-Events of Default, Notice and Waiver.” As a result, any failure by us to pay Additional Amounts in respect of the notes of any series (including, without limitation, Additional Amounts payable in respect of principal of or premium, if any, on the notes of any series) when due will not be an event of default with respect to the notes of such series under the Indenture unless that default continues for 30 days. For additional information, see “-Payment of Additional Amounts” above.
Modification of the Indenture
Modifications and amendments of the Indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the Indenture, including the notes, affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:
•change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security, including the notes;
•reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, including the notes, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);
•change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security, including the notes;
•impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, including the notes, when due;
•reduce the above-stated percentage of outstanding debt securities of any series, including the notes, necessary to modify or amend the Indenture to waive compliance with certain provisions of the Indenture or certain defaults and consequences under the Indenture or to reduce the quorum or voting requirements set forth in the Indenture; or
•modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all holders of the notes, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the Indenture with respect to the notes.
We, along with the Trustee, shall be permitted to modify and amend the Indenture without the consent of any holder of debt securities, in each case, including the notes, for any of the following purposes:
•to evidence the succession of another person to our obligations under the Indenture;
•to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•to change or eliminate any provisions of the Indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;
•to secure the debt securities;
•to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•to cure any ambiguity or to correct any defect or inconsistency in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or
•to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.
In determining whether the holders of the requisite principal amount of outstanding debt securities of a series, in each case, including the notes, have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:
•the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;
•with respect to the notes, the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent of the principal amount of such debt security, determined as of the second business day prior to the date of determining whether the requisite principal amount of the outstanding debt securities of the applicable series have given such request, demand, authorization, direction, notice, consent or waiver or whether such a quorum is present;
•with respect to any series of debt securities other than the notes, the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);

•the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance; and
•debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.
A meeting of the holders of the notes may be called at any time by the Trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the Indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the Indenture will be binding on all holders of the notes. The persons holding or representing a majority in principal amount of the outstanding notes shall constitute a quorum for a meeting of holders of the notes; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, the persons holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.
Notwithstanding the foregoing provisions, the Indenture provides that if any action is to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of the notes and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.
Merger, Consolidation or Sale of Assets
Pursuant to the terms of the Indenture and the notes, we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:
•either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the Indenture, including the notes, and (2) the due and punctual performance and observance of all the covenants and conditions contained in the Indenture and in the notes to be performed or observed by us;
•immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the Indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and
•an officers’ certificates and legal opinion covering these conditions shall be delivered to the Trustee.
Payment
All payments of principal of, premium, if any, interest on, and Additional Amounts, if any, in respect of the Global Notes of each series will be made by the paying agent for the notes of such series on behalf of Realty Income by wire transfer of immediately available funds to an account maintained by the payee.

If notes of either series are issued in definitive certificated form under the limited circumstances described below, under “-Certificated Notes,” payments of interest on the certificated notes of such series may be made, at our option, by check mailed to the addresses of the persons entitled thereto, as such addresses appear in the register for the notes of such series, or by wire transfer to accounts maintained by the payees; provided, however, that a holder of £4 million or more in aggregate principal amount of notes of such series in definitive certificated form will be entitled to receive payments of interest due on any interest payment date by wire transfer of immediately available funds to an account specified by such holder so long as such holder has given appropriate wire transfer instructions to the Trustee or a paying agent for the notes of such series at least 10 calendar days prior to the applicable interest payment date. Any such wire transfer instructions will remain in effect until revoked by such holder or until such person ceases to be a holder of £4 million or more in aggregate principal amount of notes of such series in definitive certificated form.
Payments of principal of, and premium, if any, and interest on, and Additional Amounts, if any, in respect of, the notes of any series in definitive certificated form that are due and payable on the maturity date of the notes of such series, any redemption date for the notes of such series or any other date on which principal of the notes of such series is due and payable will be made by wire transfer of immediately available funds to accounts specified by the holders thereof, so long as such holders have given appropriate wire transfer instructions to the Trustee or a paying agent for the notes of such series, against surrender of such notes to the Trustee or any such paying agent; provided that installments of interest on notes of such series in definitive certificated form that are due and payable on any interest payment date falling on or prior to such maturity date, redemption date or other date on which principal of the notes of such series is payable will be paid in the manner described in the preceding paragraph to the persons who were the holders of the notes of such series (or one or more predecessor notes of such series) registered as such at the close of business on the relevant regular record dates according to the terms and provisions of the notes of such series and the Indenture.
Book-Entry System
The notes of each series were offered and sold only in denominations of £100,000 and integral multiples of £1,000 in excess thereof. The notes of each series were initially represented by the Global Note of such series. Upon issuance, the Global Notes of any series were deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream. Except as set forth below, the Global Notes of each series may be transferred, in whole and not in part, only to the common depositary or its nominee or to a successor common depositary or its nominee. You may hold your interests in the Global Notes of each series in Europe through Euroclear or Clearstream, either as a participant in such systems or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold interests in the Global Notes of any series on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear’s or Clearstream’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes are and will be reflected in the book-entry records of Euroclear and Clearstream.
The distribution of the notes were cleared through Euroclear and Clearstream. Any secondary market trading of book-entry interests in the notes will take place through Euroclear and Clearstream participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in GBP, except as described above under “-Issuance in GBP” and “-Discharge, Defeasance and Covenant Defeasance.”
Euroclear and Clearstream have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Euroclear and Clearstream govern payments, transfers, exchanges and other matters relating to the investors’ interest in the notes held by them. None of Realty Income or the Trustee have any responsibility for any aspect of the records kept by Euroclear and Clearstream or any of their direct or indirect participants. Realty Income and the Trustee also do not supervise these systems in any way.
Euroclear and Clearstream and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive certificated form and will not be considered the owners or holders of the notes under the Indenture, including for purposes of receiving any reports delivered by Realty Income or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream, as applicable, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.
Euroclear. Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and eliminating risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the Global Note held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the Global Note held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Global Clearance and Settlement Procedures
Realty Income understands that investors that hold their notes through Euroclear and Clearstream accounts will follow the settlement procedures that are applicable to conventional sterling-denominated bonds in registered form. Notes of the applicable series will be credited to the securities custody accounts of Euroclear and Clearstream Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Euroclear and/or Clearstream Participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream.

Secondary market trading will be settled using procedures applicable to conventional sterling-denominated bonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear and Clearstream is used.
Euroclear and Clearstream will credit payments to the cash accounts of Euroclear or Clearstream Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear and/or Clearstream, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Euroclear Participant or Clearstream Participant only in accordance with its relevant rules and procedures.
Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If (1) Euroclear or Clearstream notifies Realty Income that it is unwilling or unable to continue as a clearing agency for the Global Notes of any series or if Euroclear or Clearstream ceases to be a clearing agency registered as such under the Exchange Act at any time when it is required to be so registered in order to act as a clearing system for the Global Notes of such series and a successor clearing agency is not appointed within 90 days after Realty Income receives such notice or learns of such ineligibility, (2) Realty Income determines that the notes of any series shall no longer be represented by the Global Note and executes and delivers to the Trustee an officers’ certificates to that effect or (3) an event of default (as defined; see “-Events of Default” above) with respect to the notes of any series has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes of such series advise Euroclear and Clearstream to cease acting as clearing agencies for the Global Note of such series, Realty Income will issue notes of such series in definitive certificated form in exchange for interests in the outstanding Global Notes of such series. Any notes of any series issued in definitive certificated form in exchange for interests in a Global Note of such series will be issued in denominations of £100,000 and integral multiples of £1,000 in excess thereof and will be registered in such name or names as Euroclear or Clearstream, as applicable, shall instruct the registrar for the notes of such series. It is expected that the instructions of Euroclear and Clearstream will be based upon directions received from their respective participants with respect to ownership of beneficial interests in the Global Notes of the applicable series.
Unclaimed Payments
We will be repaid for all amounts we pay to the Trustee or paying agent for the payment of the principal of or any premium or interest on the notes that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of such notes may look only to us for payment of the principal, premium or interest.
Listing
The notes are listed on the NYSE under the ticker symbols "O27A," "O27B," "O30," "O33A," and "O42," respectively. We have no obligation to maintain such listings, and we may delist any series of the notes at any time.